Exhibit 10.3

AMENDMENT NUMBER ONE

TO AMENDED AND RESTATED GOOGLE INC. SERVICES AGREEMENT

AND ORDER FORM

This Amendment Number One (“Amendment One”) is entered into as of November 6, 2006 (the “Amendment One Effective Date”) and amends the Amended and Restated Google Inc. Services Agreement (the “GSA”) and Order Form (the “Order Form”), both with an Effective Date of October 1, 2005, by and between InfoSpace Sales LLC, a Delaware limited liability company, with its principal place of business at 601 108th Ave. NE, Suite 1200, Bellevue, Washington 98004 (“Customer”) and Google Inc., with its principal place of business at 1600 Amphitheatre Parkway, Mountain View, California 94043 (“Google”). The GSA and Order Form are collectively referred to herein as the “Agreement”.

WHEREAS, Customer and Google are parties to the Agreement, pursuant to which Google provides Customer with certain Services (as defined in the Agreement); and

WHEREAS, Customer and Google desire to amend the Agreement to extend the Initial Term and to clarify certain language regarding the parties’ mutual limitations on liability;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows.

1. Definitions. For purposes of this Amendment One, capitalized terms used but not defined herein shall have the same meanings set forth in the Agreement.

2. Amendments to the GSA.

2.1 Section 6(B)(i) (Limitation of Liability). Section 6(B)(i) of the GSA is hereby amended by adding the following language immediately after the words “THE NET AMOUNT GOOGLE HAS ACTUALLY RECEIVED AND RETAINED”: “UNDER THE AGREEMENT”.

2.2 Section 6(B)(ii) (Limitation of Liability). Section 6(B)(ii) of the GSA is hereby amended by adding the following language immediately after the words “THE NET AMOUNT CUSTOMER HAS RECEIVED FROM GOOGLE”: “UNDER THE AGREEMENT”.

2.3 Section 8.1 (Term). Section 8.1 of the GSA is hereby deleted in its entirety and replaced with the following language:

“Term. The term of this Agreement shall commence on October 1, 2005 and shall continue through March 31, 2011 (the “Initial Term”), unless earlier terminated as provided herein. The Initial Term and any subsequent renewal terms shall be referred to herein as the “Term.””

2.4 Section 8.2.1(c) (Suspension and Termination). Section 8.2.1(c) of the GSA is hereby amended by adding “[*]” immediately prior to the words “[*].”

Google Confidential	1	InfoSpace Amendment One

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission

EXECUTION VERSION

2.5 Section 10.2 (Assignment). Section 10.2 of the GSA is hereby deleted in its entirety and replaced with the following language:

“10.2 Assignment; Change of Control

10.2.1 Overview. [*] may assign its rights or delegate its obligations under this Agreement without [*] prior written consent, except to the Surviving Entity in a Change of Control Transaction (as those terms are defined below), subject to the requirements of Sections 10.2.3 and 10.2.4 below. All Change of Control Transactions involving Google, Customer and/or InfoSpace shall be subject to this Section 10.2 regardless of whether such Change of Control Transaction requires an assignment of this Agreement or not. For purposes of this Section 10.2, “Google”, “Customer”, “lnfoSpace”, and “part(ies)” shall include their respective successors-in-interest, if any.

10.2.2 Definitions.

(a) “Change of Control Transaction.” A “Change of Control Transaction” shall be defined as (i) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of a party; or (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under such Act) of more than [*] of either (A) the then outstanding shares of common stock of such party or (B) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors; or (iii) any transaction in which a third party or parties acquires direct or indirect power to control the management, policies and/or assets of a party to this Agreement.

(b) “Change of Control Transaction Without Assignment.” A “Change of Control Transaction Without Assignment” is a Change of Control Transaction in which the Surviving Entity does not need an assignment of this Agreement to succeed to Customer’s rights under this Agreement (except as otherwise required in this Section 10.2).

(c) “Combining Entity.” A “Combining Entity” is a third party involved in a Change of Control Transaction with a party to this Agreement and/or InfoSpace.

(d) “Grandfathered Sites.” The “Grandfathered Sites” are the Customer’s Site and those Syndicated Sites and Non-Hosted Syndicated Sites that were receiving the Services immediately prior to a Change of Control Transaction involving Customer.

(e) “Non-Restricted Entity.” A “Non-Restricted Entity” is any entity that is not listed in Exhibit C hereto, as such Exhibit C may be updated by Google from time to time in accordance with Subsection (f) below.

(f) “Restricted Entity.” A “Restricted Entity” is any entity listed in Exhibit C hereto, as such Exhibit C may be updated by Google from time to time but no more frequently than once per quarter, provided that Google shall not update Exhibit C to include any entity with which

Google Confidential	2	InfoSpace Amendment One

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission

EXECUTION VERSION

Customer has previously publicly announced its intention to enter into a Change of Control Transaction.

(g) “Surviving Entity.” A “Surviving Entity” is the entity that remains after a Change of Control Transaction between a Combining Entity and either InfoSpace or one of the parties to this Agreement. By way of example and not limitation, the Surviving Entity may be the surviving company in a reorganization, merger or consolidation, or the acquiring company in an asset purchase, stock purchase or other ownership transaction described in Section 10.2.2(a) above.

10.2.3 Change of Control Transactions Involving Non-Restricted Entities.

(a) In the event that Customer or lnfoSpace enters into a Change of Control Transaction involving Non-Restricted Entities, the following shall apply:

(i)	Customer may assign this Agreement to the Surviving Entity without Google’s prior written consent if the Surviving Entity expressly agrees in writing to be bound by all of the terms of this Agreement and adheres to all of the conditions in Section 10.2.3(b) below.

(ii)	In a Change of Control Transaction Without Assignment, the Surviving Entity may continue to use the Services provided by Google to Customer pursuant to this Agreement if it adheres to all of the conditions in Section 10.2.3(b) below.

(b) Section 10.2.3(a) shall apply only if the Surviving Entity:

(i)	has the resources (including without limitation the financial resources) to comply with all of the terms of this Agreement; and

(ii)	shall operate and maintain each Site (including any successor site thereto) in a manner and form that is substantially the same as the existing Site and that is targeted to substantially the same user base for similar types of products and services as the existing Site; and

(iii)	shall not syndicate the Services to any Syndicated Site or Non-Hosted Syndicated Site or otherwise avail itself of any of the Third Party Distribution rights set forth in this Agreement without Google’s prior written consent at Google’s sole discretion, except that during the Term Google agrees to continue providing Services pursuant to this Agreement solely to the Grandfathered Sites.

10.2.4 Change of Control Transactions Involving Restricted Entities.

(a) In the event that Customer or InfoSpace enters into a Change of Control Transaction involving a Restricted Entity (other than [*] (or any of their respective affiliates, subsidiaries, successors and/or assigns)), the following shall apply:

(i)	Customer may not assign this Agreement to the Surviving Entity without Google’s prior written consent at Google’s sole discretion.

Google Confidential	3	InfoSpace Amendment One

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission

EXECUTION VERSION

(ii)	In a Change of Control Transaction Without Assignment, the Surviving Entity may in no way avail itself of any of the Services or benefits provided to Customer by Google pursuant to this Agreement (including without limitation any Syndicated Site/Non-Hosted Syndicated Site provisions or Third Party Distribution rights hereunder) without Google’s prior written consent at Google’s sole discretion, except that Google agrees to continue providing Services pursuant to this Agreement solely to the Grandfathered Sites, but only if the Surviving Entity:

(A)	has the resources (including without limitation the financial resources) to comply with all of the terms of this Agreement; and

(B)	operates and maintains each Site (including any successor site thereto) in a manner and form that is substantially the same as the existing Site and that is targeted to substantially the same user base for similar types of products and services as the existing Site; and

(C)	shall not syndicate the Services to any sites other than the Grandfathered Sites, and shall not otherwise avail itself of any of the Third Party Distribution rights set forth in this Agreement, without Google’s prior written consent at Google’s sole discretion.

(b) In the event that Customer or InfoSpace enters into a Change of Control Transaction involving [*] (or any of their respective affiliates, subsidiaries, successors and/or assigns), Customer may not assign this Agreement and Google shall have the right to terminate this Agreement as set forth in Section 8.2.1(c), regardless of the structure of such Change of Control Transaction.”

2.6 Exhibit C (List of Restricted Entities). Exhibit C is hereby deleted in its entirety and replaced with Attachment 1 hereto.

3. Amendments to the Order Form.

3.1 Order Form Cover Page. The Order Form Cover Page is hereby amended by deleting the dates in the box titled “Initial Services Term” and replacing them with the following dates: “October 1, 2005 – March 31, 2011.”

4. No Other Amendments. Except as otherwise set forth herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment One by their duly authorized representatives as of the Amendment One Effective Date.

InfoSpace Sales LLC		Google Inc.

By:	/s/ Brian T. McManus	By:	/s/ Joan Braddi

Google Confidential	4	InfoSpace Amendment One

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission

EXECUTION VERSION

Name:	Brian T. McManus	Name:	Joan Braddi

Title: Executive Vice President		Title: VP, Search Services

Google Confidential	5	InfoSpace Amendment One

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission

EXECUTION VERSION

ATTACHMENT 1

Exhibit C

List of Restricted Entities

[*]

The above list also includes all affiliates and subsidiaries of the above entities, and all successors-in-interest to all such entities.

Google Confidential	6	InfoSpace Amendment One

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission